Exhibit 99.1

Journey Medical Corporation Reports Second Quarter 2024 Financial Results and Recent Corporate Highlights

New Drug Application for DFD-29 to treat rosacea under FDA review; PDUFA goal date of November 4, 2024

Total revenues for the second quarter ended June 30, 2024 were $14.9 million, a 14% increase from the $13.0 million reported in the first quarter of 2024

Company to hold conference call today at 4:30 p.m. ET to discuss the financial results and provide a business update

Scottsdale, AZ – August 12, 2024 – Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical” or “the Company”), a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of U.S. Food and Drug Administration (“FDA”)-approved prescription pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the second quarter ended June 30, 2024.

Claude Maraoui, Journey Medical’s Co-Founder, President and Chief Executive Officer, said, “We continued to execute on our business plan in the second quarter, delivering $14.9 million in total net product revenue and positive Adjusted EBITDA. We are pleased with these results, particularly given our strategic decision to reduce the Company’s expense base in 2023. We believe that the business is now sufficiently right-sized to support our core dermatology franchise and effectively launch DFD-29. We’re looking forward to the DFD-29 PDUFA date and anticipate a productive second half of 2024 with additional business progress and continued financial performance. Importantly, we grew revenue 14% sequentially from the first quarter of this year as we remain on track to deliver on our 2024 financial guidance. We also strengthened our corporate team with the appointment of Joseph M. Benesch as our permanent Chief Financial Officer and the appointment of Michael C. Pearce to our Board of Directors.”

Financial Results:

•	Total net product revenues were $14.9 million for the second quarter of 2024, a 12% decrease compared to the second quarter of 2023. The decrease from the prior-year period was primarily due to the timing of customer orders for Qbrexza®, continued generic competition for Targadox®, and our decision to discontinue Ximino® at the end of the third quarter of 2023. Net product revenues in the second quarter of 2024 increased by 14% sequentially from the first quarter of 2024.

•	Research and development costs were $0.9 million in the second quarter of 2024, compared to $1.8 million in the second quarter of 2023. The decrease is due to lower clinical trial expenses to develop DFD-29, as the clinical phase of the project has concluded.

•	Selling, general and administrative expenses were $10.3 million for the second quarter 2024, a $1.8 million decrease from the $12.1 million reported in the second quarter of 2023. The decrease is due to the Company’s expense reduction efforts initiated in 2023.

•	The Company significantly reduced its net loss by $5.0 million, from a net loss of $8.4 million or $(0.46) per share basic and diluted, for the second quarter of 2023, to a net loss of $3.4 million or $(0.17) per share basic and diluted, for the second quarter of 2024.

•	The Company’s non-GAAP results in the table below reflect positive Adjusted EBITDA of $0.3 million, or $0.02 per share basic and $0.01 per share diluted, for the second quarter of 2024. This compares to negative Adjusted EBITDA of $(0.6 million), or $(0.04) per share basic and diluted, for the second quarter of 2023. Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are non-GAAP financial measures, each of which is reconciled to the most directly comparable financial measures calculated in accordance with GAAP below under “Use of Non-GAAP Measures.”

•	At June 30, 2024, the Company had $23.9 million in cash and cash equivalents, as compared to $24.1 million at March 31, 2024, and $27.4 million at December 31, 2023.

Recent Corporate Highlights:

•	In March 2024, the FDA accepted the Company’s NDA filing for DFD-29 and set a PDUFA goal date of November 4, 2024. If approved, DFD-29 has the potential to be the only oral, systemic therapy to address both inflammatory lesions and erythema (redness) from rosacea, differentiating it as a potential best-in-class solution for the millions of patients suffering from rosacea. Journey Medical submitted its NDA to the FDA seeking approval for DFD-29 in January 2024.

•	In April 2024, Journey Medical appointed Joseph M. Benesch as its Chief Financial Officer. Mr. Benesch served as Journey Medical’s Interim Chief Financial Officer since January 2023 and previously, he was Corporate Controller at the Company since November 2021.

•	In July 2024, Journey Medical appointed Michael C. Pearce to its Board of Directors. Mr. Pearce is an accomplished executive, with substantial strategic, business and financial experience across many industries, including healthcare.

Conference Call and Webcast Information

Journey Medical management will conduct a conference call and audio webcast on August 12, 2024, at 4:30 p.m. ET.

To listen to the conference call, interested parties within the U.S. should dial 1-866-777-2509 (domestic) or 1-412-317-5413 (international). All callers should dial in approximately 10 minutes prior to the scheduled start time and ask to be joined into the Journey Medical conference call. Participants can register for the conference here: https://dpregister.com/sreg/10190841/fd0fed9bae. Please note that registered participants will receive their dial-in number upon registration.

A live audio webcast can be accessed on the News and Events page of the Investors section of Journey Medical’s website, www.journeymedicalcorp.com, and will remain available for replay for approximately 30 days after the meeting.

About Journey Medical Corporation

Journey Medical Corporation (Nasdaq: DERM) (“Journey Medical”) is a commercial-stage pharmaceutical company that primarily focuses on the selling and marketing of FDA-approved prescription pharmaceutical products for the treatment of dermatological conditions through its efficient sales and marketing model. The Company currently markets seven branded and two generic products that help treat and heal common skin conditions. The Journey Medical team comprises industry experts with extensive experience in developing and commercializing some of dermatology’s most successful prescription brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (Nasdaq: FBIO). Journey Medical’s common stock is registered under the Securities Exchange Act of 1934, as amended, and it files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “the Company”, “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. The words “anticipate,” “believe,” “estimate,” “may,” “expect,” “will,” “could,” “project,” “intend,” “potential” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: the fact that our products and product candidates are subject to time and cost intensive regulation and clinical testing and as a result, may never be successfully developed or commercialized; a substantial portion of our sales derive from products that may become subject to third-party generic competition, the introduction of new competitor products, or an increase in market share of existing competitor products, any of which could have a significant adverse impact on our operating income; we operate in a heavily regulated industry, and we cannot predict the impact that any future legislation or administrative or executive action may have on our operations; our revenue is dependent mainly upon sales of our dermatology products and any setback relating to the sale of such products could impair our operating results; competition could limit our products’ commercial opportunity and profitability, including competition from manufacturers of generic versions of our products; the risk that our products do not achieve broad market acceptance, including by government and third-party payors; our reliance third parties for several aspects of our operations; our dependence on our ability to identify, develop, and acquire or in-license products and integrate them into our operations, at which we may be unsuccessful; the dependence of the success of our business, including our ability to finance our company and generate additional revenue, on the successful development and regulatory approval of the DFD-29 product candidate and any future product candidates that we may develop, in-license or acquire; clinical drug development is very expensive, time consuming, and uncertain and our clinical trials may fail to adequately demonstrate the safety and efficacy of our current or any future product candidates; our competitors could develop and commercialize products similar or identical to ours; risks related to the protection of our intellectual property and our potential inability to maintain sufficient patent protection for our technology and products; our business and operations would suffer in the event of computer system failures, cyber-attacks, or deficiencies in our or our third parties’ cybersecurity; the substantial doubt about our ability to continue as a going concern; the effects of major public health issues, epidemics or pandemics on our product revenues and any future clinical trials; our potential need to raise additional capital; Fortress controls a voting majority of our common stock, which could be detrimental to our other shareholders; as well as other risks described in Part I, Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2023, subsequent Reports on Form 10-Q, and our other filings we make with the SEC. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact:

Jaclyn Jaffe

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$23,912	$27,439
Accounts receivable, net of reserves	10,465	15,222
Inventory	9,687	10,206
Prepaid expenses and other current assets	2,406	3,588
Total current assets	46,470	56,455
Intangible assets, net	18,658	20,287
Operating lease right-of-use asset, net	55	101
Other assets	6	6
Total assets	$65,189	$76,849

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$14,604	$18,149
Due to related party	260	195
Accrued expenses	15,972	20,350
Accrued interest	251	22
Income taxes payable	-	53
Installment payments – licenses, short-term	3,000	3,000
Operating lease liability, short-term	59	99
Total current liabilities	34,146	41,868
Term loan, long-term, net of debt discount	19,748	14,622
Operating lease liability, long-term	-	9
Total liabilities	53,894	56,499

Stockholders' equity
Common stock, $.0001 par value, 50,000,000 shares authorized, 14,018,146 and 13,323,952 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1	1
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of June 30, 2024 and December 31, 2023	1	1
Additional paid-in capital	97,451	92,703
Accumulated deficit	(86,158)	(72,355)
Total stockholders' equity	11,295	20,350
Total liabilities and stockholders' equity	$65,189	$76,849

JOURNEY MEDICAL CORPORATION

Unaudited Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30,		June 30,
	2024	2023	2024	2023
Revenue:
Product revenue, net	$14,855	$16,961	$27,885	$29,126
Other revenue	-	211	-	259
Total revenue	14,855	17,172	27,885	29,385

Operating expenses
Cost of goods sold – product revenue	6,541	7,767	13,357	14,216
Research and development	913	1,774	8,797	3,807
Selling, general and administrative	10,328	12,141	18,748	25,433
Loss on impairment of intangible assets	-	3,143	-	3,143
Total operating expenses	17,782	24,825	40,902	46,599
Loss from operations	(2,927)	(7,653)	(13,017)	(17,214)

Other expense (income)
Interest income	(161)	(79)	(378)	(201)
Interest expense	563	756	1,111	1,406
Foreign exchange transaction losses	32	33	53	80
Total other expense (income)	434	710	786	1,285
Loss before income taxes	(3,361)	(8,363)	(13,803)	(18,499)
Income tax expense	-	-	-	-
Net loss	$(3,361)	$(8,363)	$(13,803)	$(18,499)
Net loss per common share:
Basic and diluted	$(0.17)	$(0.46)	$(0.69)	$(1.03)
Weighted average number of common shares:
Basic and diluted	19,993,858	18,005,055	19,875,653	17,906,671

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”), the Company has, in this press release, included certain non-GAAP measurements, including Adjusted EBITDA, Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted. We define Adjusted EBITDA as net income (loss) excluding interest, taxes and depreciation, less certain other non-cash and infrequent items not considered to be normal, recurring operating expenses, including, share-based compensation expense, amortization and impairments of acquired intangible assets, severance, short-term research and development expense and foreign exchange transaction losses. In particular, we exclude the following matters for the reasons more fully described below:

•	Share-Based Compensation Expense: We exclude share-based compensation from our adjusted financial results because share-based compensation expense, which is non-cash, fluctuates from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued.

•	Non-core and Short-term Research and Development Expense: We exclude research and development costs incurred in connection with our DFD-29 product candidate, including the filing fee payment made to the FDA and contractual milestone payments, which is the only product in our portfolio not currently approved for marketing and sale, because we do not consider such costs to be normal, recurring operating expenses that are core to our long-term strategy. Instead, our long-term strategy is focused on the marketing and sale of our core FDA-approved dermatological products and the out licensing our intellectual property and related technologies.

•	Amortization and impairments of Acquired Intangible assets: We exclude the impact of certain amounts recorded in connection with the acquisitions of intangible assets that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing. These amounts may include non-cash items such as the amortization impairments of acquired intangible assets.

Adjusted EBITDA per share basic and Adjusted EBITDA per share diluted are determined by dividing the resulting Adjusted EBITDA by the number of shares outstanding on an actual and fully diluted basis.

Management believes the use of these non-GAAP measures provide meaningful supplemental information regarding the Company’s performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company’s core operating performance and that may obscure trends in the Company’s core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, Adjusted EBITDA, Adjusted EBITDA per share basic, Adjusted EBITDA per share diluted and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company’s competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

JOURNEY MEDICAL CORPORATION

Reconciliation of GAAP to Non-GAAP Adjusted EBITDA

(Dollars in thousands except for share and per share amounts)

	Three-Month Periods Ended		Six-Month Periods Ended
	June 30		June 30
	2024	2023	2024	2023
GAAP Net Loss	$(3,361)	$(8,363)	$(13,803)	$(18,499)

EBITDA:
Interest	402	677	733	1,205
Taxes	-	-	-	-
Amortization of acquired intangible assets	814	1,069	1,629	2,138
EBITDA	(2,145)	(6,617)	(11,441)	(15,156)

Non-GAAP Adjusted EBITDA:
Non-Cash Components:
Share-based compensation	1,674	873	3,080	1,519
Loss on impairment of intangible assets	-	3,143	-	3,143
Non-core & Infrequent Components:
Short-term R&D (includes one-time DFD-29 license and milestone payments)	742	1,744	8,482	3,743
Foreign exchange transaction losses	32	33	53	80
Severance	6	185	147	711
Non-GAAP Adjusted EBITDA	$309	$(639)	$321	$(5,960)

Net income (loss) & Non-GAAP Adjusted EBITDA per common share:
Basic
GAAP Net Loss	$(0.17)	$(0.46)	$(0.69)	$(1.03)
Non-GAAP Adjusted EBITDA	$0.02	$(0.04)	$0.02	$(0.33)
Diluted
GAAP Net Loss	$(0.17)	$(0.46)	$(0.69)	$(1.03)
Non-GAAP Adjusted EBITDA	$0.01	$(0.04)	$0.01	$(0.33)

Weighted average number of common shares:
GAAP - Basic and Diluted	19,993,858	18,005,055	19,875,653	17,906,671
Non-GAAP - Basic	19,993,858	18,005,055	19,875,653	17,906,671
Non-GAAP - Diluted	24,298,007	18,005,055	24,203,162	17,906,671